UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Matthews International Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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URGENT PROXY VOTING REQUEST

YOUR RESPONSE IS NEEDED!

August 25, 2014

Dear Shareholder:

The Special Meeting of Shareholders for Nomura Partners Funds, Inc. (“NPF”) is fast approaching on September 10th. We need your help to obtain the remaining votes needed on this important proposal.

After Nomura Asset Management U.S.A. Inc., the investment adviser for the NPF Funds, advised the NPF Board that they are planning to exit the U.S. retail open-end mutual fund business, the NPF Board considered various options for the NPF Funds.

The NPF Board has decided that it would be in the best interests of the shareholders of the NPF Japan Fund if that fund engaged in a tax free reorganization with the Matthews Japan Fund. If you approve the Charter Amendment, such reorganization would occur with the result that NPF Japan Fund shareholders would become Matthews Japan Fund shareholders. However, if the Charter Amendment is not approved, then this tax free reorganization will not occur and it is anticipated that the NPF Board will then decide to liquidate the NPF Japan Fund, which would be a taxable event for most shareholders of The Japan Fund.

After careful consideration, the NPF Board unanimously approved the Proposal to approve the Charter Amendment and recommends that shareholders vote “FOR” the Proposal.

Your vote is needed to make this important change. Please take a few minutes to vote today utilizing one of these quick and easy methods:

Call 1-844-292-8012 to Speak with a Live Agent to record your vote. Agents are available Monday through Friday (9 A.M. to 6 P.M EST)

Vote by Internet: Visit the website noted on the enclosed proxy voting card and follow the online instructions

Vote by Mail: Mark and Sign the enclosed proxy voting card and return in the postage-paid envelop provided.

Vote by Touch-Tone Phone: Call the toll-free number on the enclosed proxy voting card and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

Thank you for your continued support.

Nomura Partners Funds, Inc.

NOMURA PARTNERS FUNDS, INC. – TELEPHONE SCRIPT

“Hello, this is __________________ calling with an urgent message from Nomura Partners Funds, Inc. The Special Meeting of Shareholders is on September 10th. We need your help to obtain the remaining votes needed on this important initiative and have recently mailed another proxy to you for your convenience.

After careful consideration, the NPF Board unanimously approved the proposal to approve the Charter Amendment. If the proposal is not approved, there could be a taxable event for most shareholders of the The Japan Fund. Please call us today toll free at 1-844-292-8012 to record your vote and remove your name from this calling list, or execute the ballot that you receive in the mail. The number again is 1-844-292-8012. Thank you for your participation.”